United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 28, 2010 (September 22, 2010)

Applied Signal Technology, Inc. (Exact name of registrant as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	000-21236 (Commission file number)	77-0015491 (I.R.S. Employer Identification No.)
400 West California Ave., Sunnyvale, CA 94086 (Address of principal executive offices)
(408) 749-1888 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 22, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Applied Signal Technology, Inc. (the “Company”) reviewed and reaffirmed a policy under which all executive officers are designated as eligible to participate under the Company’s Executive Retention and Severance Plan, as amended through November 19, 2008 (the “2008 Retention Plan”). Accordingly, to the extent each executive officer had not previously done so, subsequent to the meeting of the Committee, each executive officer of the Company has executed a participation agreement in which such executive officer has agreed to the terms of the 2008 Retention Plan. The full text of the 2008 Retention Plan is contained in the Company’s Annual Report on Form 10-K as filed with the SEC on January 12, 2009, and is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2010	Applied Signal Technology, Inc. (Registrant)
By: /s/ James E Doyle James E. Doyle Chief Financial Officer